AMENDMENT NO. 8

TO

AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT

This Amendment dated as of June 30, 2016, amends the Amended and Restated Master Administrative Services Agreement (the “Agreement”), dated July 1, 2006, by and between Invesco Advisers, Inc., a Delaware corporation, and AIM International Mutual Funds (Invesco International Mutual Funds), a Delaware statutory trust is hereby amended as follows:

W I T N E S S E T H:

WHEREAS, the parties agree to amend the Agreement to add Invesco Global Sustainable Equity Fund;

NOW, THEREFORE, the parties agree that;

1.	Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

“APPENDIX A

FEE SCHEDULE TO

AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT OF

AIM INTERNATIONAL MUTUAL FUNDS (INVESCO INTERNATIONAL MUTUAL FUNDS)

Portfolios	Effective Date of Agreement
Invesco Asia Pacific Growth Fund	July 1, 2006
Invesco European Growth Fund	July 1, 2001
Invesco Global Growth Fund	July 1, 2006
Invesco Global Opportunities Fund	July 30, 2012
Invesco Global Small & Mid Cap Growth Fund	July 1, 2006
Invesco Global Sustainable Equity Fund	June 30, 2016
Invesco International Companies Fund	December 21, 2015
Invesco International Core Equity Fund	July 1, 2006
Invesco International Growth Fund	July 1, 2006
Invesco Select Opportunities Fund	July 30, 2012

The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

Rate*	Net Assets
0.023%	First $1.5 billion
0.013%	Next $1.5 billion
0.003%	Over $3 billion

*	Annual minimum fee is $50,000. An additional $5,000 per class of shares is charged for each class other than the initial class. The $5,000 class fee is waived for any of the above Portfolios with insufficient assets to result in the payment of more than the minimum fee of $50,000.”

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

INVESCO ADVISERS, INC.

Attest:	/s/ Stephen Rimes	By:	/s/ John M. Zerr
	Assistant Secretary		John M. Zerr
Senior Vice President
(SEAL)

AIM INTERNATIONAL MUTUAL FUNDS
(INVESCO INTERNATIONAL MUTUAL FUNDS)

Attest:	/s/ Stephen Rimes	By:	/s/ John M. Zerr
	Assistant Secretary		John M. Zerr
Senior Vice President
(SEAL)

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